                                                                     EXHIBIT 3.b
                                                                     -----------



                        BANKAMERICA CORPORATION BYLAWS





                                                     LAST AMENDED: March 3, 1997

                                     INDEX
                        BANKAMERICA CORPORATION BY-LAWS

                                         ARTICLE    SECTION   PAGE

Amendments..............................       XI      3       30
Capital Stock-Certificates of Stock.....      VII              24
   Certificates.........................      VII      1       24
   Dividends............................      VII      6       25
   Lost, Stolen, Mutilated or
   Destroyed Certificates...............      VII      2       24
   Fixing Record Date...................      VII      4       25
   Registered Shareholders..............      VII      5       25
   Transfers of Stock...................      VII      3       25
Committees..............................        V              15
   Action By Written Consent............        V      9       21
   Auditing and Examining Committee.....        V      3       16
   Delegation of Authority..............        V      12      21
   Executive Committee..................        V      1       15
   Executive Personnel and
   Compensation Committee...............        V      4       18
   Meeting Requirements.................        V      8       20
   Nominating Committee.................        V      5       19
   Operating Policy Committee...........        V      2       16
   Other Committees.....................        V      7       20
   Public Policy Committee..............        V      6       19
   Reports to the Board.................        V      13      22
   Subcommittees........................        V      11      21
   Telephone Participation in Meetings..        V      10      21
Directors...............................      III              13
   Advisory.............................      III      6       13
   Compensation of Directors............      III      5       13
   General Powers.......................      III      4       13
   Number, Election and Term............      III      1       13
   Resignations.........................      III      3       13
   Vacancies and Newly Created
    Directorships.......................      III      2       13
Emergency...............................        X              28
   Application..........................        X      1       28
   Authority............................        X      5       29
   Conduct of Business..................        X      3       28
   Effect on By-laws....................        X      7       29
   Meetings of Board or Committee.......        X      2       28
   No Liability.........................        X      6       29
   Succession...........................        X      4       28
   Termination of Emergency.............        X      8       29
Fiscal Year.............................       XI      1       29
Indemnification.........................     VIII              26
   Insurance............................     VIII      4       27
   Non-Exclusivity of Rights............     VIII      3       27
   Right to Indemnification.............     VIII      1       26
   Right of Claimant to Bring Suit......     VIII      2       26
Meetings of the Board of Directors......       IV              14
   Action by Written Consent............       IV      6       14

                                     INDEX
                        BANKAMERICA CORPORATION BY-LAWS

                                         ARTICLE    SECTION   PAGE

Meetings of the Board of Directors (Cont.)..   IV
   Emergency................................    X              28
   Organizational Meeting...................   IV      2       14
   Place of Meetings........................   IV      1       14
   Quorum...................................   IV      5       14
   Regular Meetings.........................   IV      3       14
   Special Meetings.........................   IV      4       14
   Telephone Participation in Meetings......   IV      7       15
Meetings of Shareholders....................   II              9
   Annual Meeting...........................   II      2       9
   Business.................................   II      7       10
   Judges of Election.......................   II      11      11
   Notice of Annual Meeting.................   II      3       9
   Notice of Shareholder Business at
   Annual Meeting.........................     II      12      11
   Notice of Shareholder Nominees...........   II      13      12
   Notice of Special Meetings...............   II      6       10
   Organization.............................   II      9       10
   Place of Meetings........................   II      1       9
   Quorum and Adjournment...................   II      8       10
   Shareholders List........................   II      4       9
   Special Meetings.........................   II      5       10
   Voting of Shareholders...................   II      10      11
Miscellaneous...............................   XI              29
   Amendments...............................   XI      3       30
   Fiscal Year..............................   XI      1       29
   Seal.....................................   XI      2       29
Notices.....................................   IX              27
   Form of Notices..........................   IX      1       27
   Waiver of Notice.........................   IX      2       27
Officers....................................   VI              22
   Appointment, Term of Office..............   VI      2       22
   Authority, Duties, Fidelity Bond.........   VI      4       23
   Chairman of the Board....................   VI      5       23
   Chief Executive Officer..................   VI      11      24
   Chief Financial Officer..................   VI      13      24
   Chief Operating Officer..................   VI      12      24
   Compensation.............................   VI      3       22
   Number and Titles........................   VI      1       22
   President................................   VI      7       23
   Secretary................................   VI      10      24
   Vice Chairmen............................   VI      8       23
   Vice Chairmen of the Board...............   VI      6       23
   Vice Presidents..........................   VI      9       23
Offices.....................................    I              9
   Other Offices............................    I      2       9
   Registered Office........................    I      1       9
Seal........................................   XI      2       29


                                     INDEX
                        BANKAMERICA CORPORATION BY-LAWS

                                         ARTICLE    SECTION   PAGE

Shareholders...........................        II              9
    See:  Meetings of Shareholders


                            BANKAMERICA CORPORATION
                                    BY-LAWS



                                   ARTICLE I
                                    OFFICES


          Section 1. REGISTERED OFFICE. The registered office shall be in the City of Wilmington, County of New Castle, State of Delaware.

          Section 2. OTHER OFFICES. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.


                                  ARTICLE II
                           MEETINGS OF SHAREHOLDERS


          Section 1. PLACE OF MEETINGS. All annual meetings of the shareholders shall be held in the City and County of San Francisco, State of California, at such place as may be fixed from time to time by the Board of Directors, or at such other place either within or without the State of Delaware as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. Special meetings of shareholders may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

          Section 2. ANNUAL MEETING. Annual meetings of shareholders for the election of Directors and the transaction of such other business as may be properly brought before the meeting shall be held in March, April or May of each year on such business day and at such time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting.

          Section 3. NOTICE OF ANNUAL MEETING. Written notice of the annual meeting stating the place, date and hour of the meeting shall be given to each shareholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting.

          Section 4. SHAREHOLDERS LIST. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of shareholders, a complete list of the shareholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each shareholder and the number of shares registered in the name of each shareholder. Such list shall be open to the examination of any

104467.03
shareholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any shareholder who is present.

          Section 5. SPECIAL MEETINGS. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called by the Chairman of the Board or the President and shall be called by the Chairman of the Board or the President or Secretary at the request in writing of a majority of the Board of Directors, or at the request in writing of shareholders owning a majority in amount of the entire capital stock of the Corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.

          Section 6. NOTICE OF SPECIAL MEETINGS. Written notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given not less than ten nor more than fifty days before the date of the meeting, to each shareholder entitled to vote at such meeting.

          Section 7. BUSINESS. Business transacted at any special meeting of shareholders shall be limited to the purposes stated in the notice.

          Section 8. QUORUM AND ADJOURNMENT. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business except as otherwise provided by statute or by the Certificate of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the shareholders, the shareholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.

          Section 9. ORGANIZATION. At every meeting of the shareholders the Chairman of the Board shall preside. In the absence of such officer, any other officer of the rank of President, Vice Chairman of the Board, Vice Chairman, Executive Vice President or Senior Vice President present shall call such meeting to order and preside. The Secretary, or inhis or her absence, the appointee of the presiding officer of the meeting shall act as Secretary of the meeting.

104467.03

          Section 10. VOTING OF SHAREHOLDERS. When a quorum is present or represented at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of statute or of the Certificate of Incorporation a different vote is required in which case such express provision shall govern and control the decision of such question.

          Each shareholder shall at every meeting of the shareholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such shareholder, but no proxy shall be voted on after three years from its date, unless the proxy provides for a longer period.

          Section 11. JUDGES OF ELECTION. The Board of Directors may at any time appoint one or more persons to serve as judges of election at any meeting of shareholders with respect to the votes of shareholders at such meeting. If any judge appointed is absent or refuses to act, a majority of the judges, if present, may act. If a majority of the judges is not present, the presiding officer of the meeting may appoint one or more persons to serve as judges for the meeting. The judges appointed to act at any meeting of the shareholders shall perform their duties faithfully and impartially, and shall notify the Secretary of the Corporation in writing of the votes cast at such meeting by the shareholders.

          Section 12. NOTICE OF SHAREHOLDER BUSINESS AT ANNUAL MEETING. At an annual meeting of the shareholders only such business shall be conducted as shall have been brought before the meeting (a) by or at the direction of the Board of Directors or (b) by any shareholder of the Corporation entitled to vote at the meeting who complies with the notice procedures set forth in this Section. For business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than thirty days nor more than sixty days prior to the meeting; provided, however, that if less than forty days' notice of the date of
         --------  -------
the meeting is given to shareholders, notice by the shareholder to be timely must be received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed. A shareholder's notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the Corporation's books, of the shareholder proposing such business, (c) the class and number of shares of the Corporation's stock which are owned by the shareholder and (d) any material interest of the shareholder in such business. Notwithstanding anything in these By-laws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Section. The Chairman of an annual meeting shall, if the facts warrant, determine and declare to the meeting that any business proposed at the meeting

104467.03
was not properly brought before the meeting in accordance with the provisions of this Section, and if he or she should so determine, he or she shall so declare to the meeting and any such business shall not be transacted.

          Section 13. NOTICE OF SHAREHOLDER NOMINEES. Only persons who are nominated in accordance with the procedures set forth in this Section shall be eligible for election as Directors. Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of shareholders
(a) by or at the direction of the Board of Directors or (b) by any shareholder of the Corporation entitled to vote for the election of Directors at the meeting who has complied with the notice procedures set forth in this Section. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a shareholder's notice shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than thirty days nor more than sixty days prior to the meeting; provided,
                                                                     --------
however, that if less than forty days' notice of the date of the meeting is
-------
given to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the tenth day following the day on which the notice of the date of the meeting was mailed. A shareholder's notice shall set forth (a) as to each person whom the shareholder proposes to nominate for election or re-election as a Director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person's written consent to being named in the Corporation's proxy statement as a nominee if nominated by the Board of Directors and to serving as a Director if elected); and (b) as to the shareholder giving the notice (i) the name and address, as they appear on the Corporation's books, of such shareholder and (ii) the class and number of shares of the Corporation's stock which are owned by such shareholder; provided,
                                                                ---------
however, that compliance by a shareholder with the notice provisions and other
-------
requirements in this Section shall not create a duty of the Corporation to include the shareholder's nominee in the Corporation's proxy statement or proxy if the shareholder's nominee is not nominated by the Board of Directors, and the Corporation shall retain any discretion it has to omit the nominee from the Corporation's proxy statement and proxy. At the request of the Board of Directors, any person nominated by the Board of Directors for election as a Director shall furnish to the Secretary of the Corporation that information required to be set forth in a shareholder's notice of nomination which pertains to the nominee. No person shall be eligible for election as a Director of the Corporation unless nominated in accordance with the procedures set forth in this Section. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination made at the meeting was not made in accordance with the provisions of this Section or with law or rules applicable to the meeting, and if he or she should so determine, he or she shall so declare to the meeting and the nomination shall be disregarded.

104467.03

                                  ARTICLE III
                                   DIRECTORS


          Section 1. NUMBER, ELECTION AND TERM. The number of Directors which shall constitute the whole Board shall be not less than three or more than thirty-five. The first Board shall consist of three Directors. Thereafter, within the limits above specified, the number of Directors shall be determined by resolution of the Board of Directors or by the shareholders at the annual meeting. The Directors shall be elected at the annual meeting of the shareholders, except as provided in Section 2 of this Article III, and each Director elected shall hold office until his or her successor is elected and qualified or until his or her earlier resignation or removal. Directors need not be shareholders.

          Section 2. VACANCIES AND NEWLY CREATED DIRECTORSHIPS. Vacancies and newly created directorships resulting from any increase in the authorized number of Directors may be filled by a majority of the Directors then in office, though less than a quorum, or by a sole remaining Director, and the Directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify or until their earlier resignations or removals. If there are no Directors in office, then an election of Directors may be held in the manner provided by statute.

          Section 3. RESIGNATIONS. Any Director of the Corporation may resign at any time by giving written notice to the Chairman of the Board or President or to the Secretary of the Corporation. The resignation of any Director shall take effect at the date of receipt of such notice or at any later date specified therein; and unless otherwise specified therein the acceptance of such resignation by the Board of Directors shall not be necessary to make it effective.

          Section 4. GENERAL POWERS. The business of the Corporation shall be managed by or under the direction of its Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these By-laws directed or required to be exercised or done by the shareholders.

          Section 5. COMPENSATION OF DIRECTORS. Fees and expenses payable to Directors shall be in such amounts as shall be determined by the Board of Directors, except that no Director of the Corporation who receives any salary as an officer or employee thereof shall receive any per diem or other compensation for attending any meeting of the Board of Directors or of the Executive Committee or of any other committee.

          Section 6. ADVISORY DIRECTORS. The Board of Directors may appoint such number of Advisory Directors as shall be determined by the Board from time to time. Such Advisory Directors shall serve at the pleasure of the Board of Directors and shall have such rights and functions as the Board shall determine. Advisory Directors shall receive such compensation for their

104467.03
services as may be fixed by the Board. No Advisory Director who receives a salary as an officer or employee of the Corporation or any of its subsidiaries shall receive compensation for attending any meeting of the Board of Directors or of any committee of the Board.



                                  ARTICLE IV
                      MEETINGS OF THE BOARD OF DIRECTORS


          Section 1. PLACE OF MEETINGS. The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Delaware.

          Section 2. ORGANIZATIONAL MEETING. The Board of Directors shall meet for the purpose of organization, the election of officers and the transaction of other business, on the same day as each annual meeting of shareholders at such place as may be designated by the presiding officer of such meeting, or as may be otherwise provided by vote of the shareholders at such meeting. Notice of such meeting shall not be necessary.

          Section 3. REGULAR MEETINGS. Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board.

          Section 4. SPECIAL MEETINGS. Special meetings of the Board may be called by the Chairman of the Board or a Vice Chairman of the Board or the President on two days' notice to each Director, either personally or by mail or by telegram; special meetings shall be called by the Chairman of the Board or a Vice Chairman of the Board or the President or the Secretary in like manner and on like notice on the written request of any three Directors.

          Section 5. QUORUM. At all meetings of the Board a majority of the Directors shall constitute a quorum for the transaction of business and the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the Certificate of Incorporation. If a quorum shall not be present at any meeting of the Board of Directors the Directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

          Section 6. ACTION BY WRITTEN CONSENT. Unless otherwise restricted by the Certificate of Incorporation or these By-laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing. The written consents shall be filed with the minutes of proceedings of the Board or committee.

104467.03

          Section 7. TELEPHONE PARTICIPATION IN MEETINGS. Members of the Board of Directors or any committees thereof may participate in a meeting of the Board of Directors or of such committees by means of conference telephone or other communications equipment by means of which all persons participating can hear each other, and such participation shall constitute presence in person at such meeting.



                                   ARTICLE V
                                  COMMITTEES


      Section 1. EXECUTIVE COMMITTEE. During the intervals between meetings of the Board, all powers and authority of the Board regarding the management of the business and affairs of the Corporation shall be exercised by the Executive Committee of the Board; except that the committee shall have no power:

      (a) To amend the Certificate of Incorporation (except that the committee may, to the extent authorized in a resolution adopted by the Board providing for the issuance of shares of stock, fix the designations and any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the Corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation or fix the number of shares of any series of stock or authorize the increase or decrease of the shares of any series).

      (b)  To amend the By-laws of the Corporation.

      (c) To recommend to the shareholders of the Corporation the sale, lease or exchange of all or substantially all of the Corporation's property and assets.

      (d)  To adopt an agreement of merger or consolidation.

      (e) To recommend to the shareholders of the Corporation the dissolution of the Corporation or a revocation of a dissolution.

      (f)  To declare a dividend.

      (g) To authorize the issuance of stock, except that the committee shall have the power to authorize the issuance of common stock of the Corporation in one transaction or a series of related transactions (including, without limitation, pursuant to a shelf registration), provided that the number of shares of common stock so authorized shall not exceed 5% of the number of shares of common stock issued and outstanding immediately before such

104467.03
           authorization.

      (h) To appoint or remove the Chairman of the Board or the President of the Corporation.

      The committee shall consist of such Directors as the Board may from time to time appoint by resolution passed by a majority of the whole Board.

      The committee shall have the power and authority to adopt a certificate of ownership and merger in connection with the merger of a parent and one or more subsidiary corporations.

      Section 2. OPERATING POLICY COMMITTEE. During intervals between meetings of the Executive Committee, the Operating Policy Committee shall exercise the power and authority of the Executive Committee to the extent permitted by law and subject to the final sentence of this Section 2. The Operating Policy Committee shall consist of such Directors or officers as the Board may from time to time appoint by resolution passed by a majority of the whole Board. The Operating Policy Committee shall be subject to the limitations on delegation of authority set forth in Section 12 of this Article V and such limits as the Board may establish from time to time by resolution.

      Section 3. AUDITING AND EXAMINING COMMITTEE. The Auditing and Examining Committee shall provide assistance to the Board in meeting its responsibilities regarding the adequacy of internal controls, the quality and integrity of regulatory and financial accounting and reporting and the effectiveness of the internal and external auditing and examining functions of the Corporation and its subsidiaries.

      In carrying out its duties the committee shall:

 .     monitor areas of significant risk, including credit risk, market risk, liquidity risk, cross border risk, operational risk, and compliance;

 .     monitor the adequacy of the Corporation's internal controls through reviewing reports of regulatory examinations of the Corporation, management letters, and other assessments of the adequacy of internal controls from the independent accountants and internal auditors, together with any proposed responses by management of the Corporation;

 .     review the Corporation's annual report and other principal periodic financial reports to the public and reports to the regulatory agencies (including the adequacy of any of the foregoing reports' supporting processes), in all cases to the extent deemed appropriate by the committee;

 .     review significant accounting policy and reporting issues;

 .     recommend to the Board the firm to be employed by the Corporation as its independent auditors, and review and make recommendations to the Board regarding the terms and scope of such firm's engagement, and

104467.03
      monitor its performance and independence;

 .     annually review and approve the scope of the auditing and credit examination functions of the Corporation and monitor their performance;

 .     review with the Chief Executive Officer any performance reports and compensation recommendations to be made to the Executive Personnel and Compensation Committee for the General Auditor and the Director of Credit Examination Services;

 .     review and take such other actions as may be appropriate with respect to reports and other requirements under the Federal Deposit Insurance Corporation Improvement Act of 1991;

 .     inquire into such matters and review such reports and other documents regarding subsidiaries as it deems appropriate;

 .     take such action as the committee deems appropriate to encourage free and open communication among the Board, the committee, the independent auditors and the officers of the Corporation responsible for internal audit, credit examination, regulatory/financial accounting and reporting, and internal controls, including the scheduling of periodic executive sessions with the independent auditors and members of management deemed appropriate by the committee.

      The committee shall also provide assistance to the Board with respect to the fiduciary activities of subsidiaries. The committee shall:

 .     review reports of examination of the fiduciary activities of any subsidiary which has been directed to the committee by the Board or by regulatory authorities;

 .     monitor the internal fiduciary audit function and its findings for subsidiaries;

 .     review reports from the Corporation's independent auditors with respect to fiduciary activities of subsidiaries;

 .     have authority to make recommendations to the Board with respect to fiduciary activities of subsidiaries as a result of audit and examination reviews;

      The committee shall also provide assistance to the Board in meeting its fiduciary responsibilities with respect to the employee benefit plans of the Corporation subject to the Employee Retirement Income Security Act of 1974, as amended (ERISA). In carrying out its duties the committee shall:

 .     review the performance of the Employee Benefits Administrative Committee
      and the Employee Benefits Investment Committee and any other fiduciary appointed by the Board for the Corporation's employee

104467.03
      benefit plans subject to ERISA and review audit reports on such plans;

      The committee may employ, at the Corporation's expense, independent accountants, outside counsel and other experts as it deems necessary, and shall have all additional powers necessary to carry out the foregoing functions and such other functions as may be assigned by the Board from time to time.

      The committee shall consist of such members as the Board may from time to time appoint by resolution passed by a majority of the whole Board. At least two members of the committee shall have significant executive, professional, educational, or regulatory experience in financial, auditing, accounting, or banking matters as shall be determined by the Board.

      No member of the committee shall be, or shall have been within one year prior to serving as a member of the committee, an officer or employee of the Corporation or any of its subsidiaries or affiliates, and no member shall have any relationship that, in the opinion of the Board, would interfere with the member's exercise of independent judgment as a member of the committee, including any significant direct or indirect credit or other relationships with the Corporation or its subsidiaries, the termination of which likely would materially and adversely affect the Corporation's financial condition or results of operations.

      Section 4.  EXECUTIVE PERSONNEL AND COMPENSATION COMMITTEE.
The Executive Personnel and Compensation Committee shall have responsibility for, and shall review and approve, the compensation, including salary and perquisites, of the Corporation's executive officers, as designated for Federal securities law purposes by the Board from time to time, and such other members of the senior management of the Corporation as determined by the committee from time to time by resolution. The committee shall also make recommendations to the Corporation's subsidiaries as to the compensation of such members of senior management of the subsidiaries as determined by the committee from time to time by resolution.

      The committee shall also have responsibility for the administration of the Corporation's short-term and long-term incentive plans and deferred compensation programs established for the Executive Officers and other senior management of the Corporation and its subsidiaries (incentive plans). The Committee shall approve or review the designation of participants in incentive plans, the principles and procedures used in determining grants and awards under the plans, and with respect to grants or awards of the Company's equity securities, the specific grants and awards within such categories of recipients as designated by the committee from time to time by resolution. The committee shall also recommend to the full Board such amendments or revisions to incentive plans, and shall take such other actions with respect to incentive plans, as deemed appropriate by the committee.

      The committee shall also advise management regarding executive succession planning and the selection, development and performance of the

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Executive Officers and other senior management of the Corporation and its subsidiaries as determined by the committee from time to time.

      The committee shall have all additional powers necessary to carry out its responsibilities and such other duties as may be assigned by the Board from time to time.

      The committee shall consist of such Directors as the Board may from time to time appoint by resolution passed by a majority of the whole Board.

      No member of the committee shall be an active officer of the Corporation or any of its subsidiaries, and no member shall have any relationship that, in the opinion of the Board, would interfere with the member's exercise of independent judgment as a member of the committee.

      Section 5. NOMINATING COMMITTEE. The Nominating Committee shall recommend to the Board criteria for the selection of candidates to serve on the Board; evaluate all proposed candidates; recommend to the Board nominees to fill vacancies on the Board; and recommend to the Board prior to the annual meeting of shareholders a slate of nominees for election to the Board by the shareholders of the Corporation at the annual meeting.

      The committee may also review and make recommendations to the Executive Committee or the Board with respect to the Corporation's overall compensation program for Directors, including salary, perquisites, deferred compensation plans, stock or stock option plans or other incentive plans, and retirement plans.

      In carrying out its duties, the committee shall seek possible candidates for the Board and otherwise aid in attracting qualified candidates to the Board. The committee shall be available to the Chairman of the Board and the Chief executive Officer and other members of the Board for consultation concerning candidates for the Board. The committee shall periodically review, assess and make recommendations to the Board with regard to the size and composition of the Board. The committee shall have all additional powers necessary to carry out its responsibilities and such other duties as may be assigned by the Board from time to time.

      The committee shall consist of such Directors as the Board may from time to time appoint by resolution passed by a majority of the whole Board.

      No member of the committee shall be an active officer of the Corporation or any of its subsidiaries and no member shall have any relationship that, in the opinion of the Board, would interfere with the member's exercise of independent judgment as a member of the committee.

      Section 6. PUBLIC POLICY COMMITTEE. The Public Policy committee shall advise and make recommendations to the Board and management of the Corporation and its subsidiaries concerning matters of public and social policy. The committee shall identify and monitor the social, political and environmental trends and issues that could affect the corporation's or its

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subsidiaries' performance and the related interests of employees, shareholders, customers, and the general public; evaluate and advise the Board and management on long range plans and programs for adjusting operations to those trends and issues; provide Community Reinvestment Act (CRA) oversight to ensure that the CRA activities of all banking subsidiaries of the Corporation reflect the Corporation's commitment to outstanding performance; and recommend to the Board and management, as appropriate, action on specific public policy issues, and advise the Board and management as to the committee's evaluation of related policies, practices and procedures.

      The committee shall have all additional powers necessary to carry out its responsibilities and such other duties as may be assigned by the Board from time to time.

      The committee shall consist of such Directors as the Board may from time to time appoint by resolution passed by a majority of the whole Board.

      Section 7.  OTHER COMMITTEES.   The Board may designate one or more other
committees, each committee to consist of one or more members as the Board determines. The Board may designate one or more persons as alternate members of any such committee who may replace any absent or disqualified member at any meeting of the committee. Any such committee shall have and may exercise such powers as may be specified in the resolution creating such committee, including, to the extent authorized in a resolution adopted by the Board providing for the issuance of shares of stock, the power to fix the designations and any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the Corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation or fix the number of shares of any series of stock or authorize the increase or decrease of the shares of any series. Each committee shall have such name as may be determined from time to time by the Board. The Board may change the members of any committee, fill vacancies and discharge any committee, with or without cause, at any time.

      Section 8. MEETING REQUIREMENTS. The Board shall designate one member of each committee to serve as chairman of the committee. Except as otherwise stated in these By-laws or a resolution of the Board, a number equal to a majority of the members of a committee shall be deemed to constitute a quorum for actions of the committee. If a quorum is not present at any meeting of a committee, the committee members present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. Except as otherwise stated in these By-laws or in a resolution of the Board, the vote of a majority of the members of a committee present at a meeting at which a quorum is present shall be necessary for action to be taken by the committee, and each committee shall hold regular and special meetings at times and places and upon notice as the committee may determine. In the absence of any other notice requirements, meetings of a committee may be called by the chairman of the committee or the Secretary, and must be called by the chairman of the committee or the Secretary upon the request of any two members of the committee, on at least 24 hours' notice to

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each committee member before the hour appointed for holding such meeting.
Notice shall be given personally, or by leaving the notice at the member's place of business or residence, or by mailing the notice in San Francisco or Los Angeles, with the postage thereon fully prepaid, addressed to the member at his or her last known place of business or residence, or by telegraphing or telecopying the notice to the member at his or her last known place of business or residence. The method of notice of a special meeting shall be entered in the minutes of the special meeting, and the approval of the minutes at any subsequent meeting of the committee shall be conclusive upon the question of service. Personal notice includes telephone notice to the individual.

      Section 9. ACTION BY WRITTEN CONSENT. Unless otherwise restricted by these By-laws, any action required or permitted to be taken at any meeting of any committee may be taken without a meeting, if all members of the committee consent to the action in writing. The written consents shall be filed in the minute book of the committee.

      Section 10. TELEPHONE PARTICIPATION IN MEETINGS. Members of a committee may participate in a meeting of the committee by means of conference telephone or other communications equipment by means of which all persons participating can hear each other, and such participation shall constitute presence in person at the meeting.

      Section 11. SUBCOMMITTEES. The provisions of this Section 11 with respect to subcommittees shall be effective only to the extent permitted by Delaware law. Subject to the foregoing, and except as otherwise stated in these By-laws or a resolution of the Board, each committee may appoint and discharge subcommittees and may delegate to such subcommittees any of the power and authority of the committee, subject to such restrictions as the committee may determine. The committee may authorize such subcommittees to appoint their own subcommittees and to delegate any of their power and authority. Each subcommittee shall have such members as the committee shall appoint, provided that at least one member of the committee shall be a member of the subcommittee. The name of each subcommittee shall be determined by the committee or subcommittee which appoints it. Each committee and subcommittee may designate one or more Directors or officers as alternate members of any subcommittee, who may replace any specified or unspecified member who is absent or disqualified at any meeting of the subcommittee. Each subcommittee shall be subject to the same procedural requirements as the committee or subcommittee which appointed it, including but not limited to the requirements set forth in this Article V for notices, quorums, action by written consent, and telephone participation in meetings. Each subcommittee shall report its actions at the next practicable meeting of the committee or subcommittee for its review and any action it deems appropriate.

      Section 12. DELEGATION OF AUTHORITY. The Board of Directors and each committee and subcommittee may delegate authority to officers and employees of the Corporation, to the fullest extent permitted by law and subject to any restrictions and limitations the Board of Directors, the committee, or the subcommittee, as the case may be, deems appropriate. This power shall include

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                                      -21-
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delegation to committees or subcommittees whose members may include officers of the Corporation, provided however, that discretion reserved under Delaware law to the Board of Directors or a committee established by the Board of Directors may be exercised only by the Board of Directors or a Board committee established by a majority of the whole Board of Directors.

      Section 13. REPORTS TO THE BOARD. Except as otherwise stated in these By-laws or a resolution of the Board, each committee shall keep minutes of its proceedings and shall report its actions and, at least on a quarterly basis, the actions of its subcommittees at the next practicable Board meeting for its review and any action it deems appropriate. Any action of the Board with respect to the report shall be recorded in the minutes of the meeting of the Board, as well as in the minute book of the committee.



                                  ARTICLE VI
                                   OFFICERS


      Section 1. NUMBER AND TITLES. The officers of the Corporation may be, and to the extent required by law shall be: a Chairman of the Board, a President, one or more Vice Chairmen of the Board, one or more Vice Chairmen, one or more Executive Vice Presidents, one or more Senior Vice Presidents, one or more Vice Presidents, one or more Assistant Vice Presidents, a Secretary, one or more Assistant Secretaries, a Treasurer, one or more Assistant Treasurers, and such other officers as the Board may by resolution create, or as may be appointed in accordance with Section 2 of this Article.

      The Board of Directors shall designate one officer of the Corporation as the Chief Executive Officer and may in its discretion confer additional functional titles, including but not limited to Chief Operating Officer and Chief Financial Officer.

      Section 2. APPOINTMENT, TERM OF OFFICE. The officers shall be appointed by the Board of Directors and shall serve at the pleasure of the Board, which may demote, suspend, remove or dismiss any officer with or without cause or notice at any time. However, any such action shall be without prejudice to any rights of such officer under any written contract addressing employment issues executed by an officer of the Corporation authorized to execute such a contract. Each officer shall hold office until a successor is elected and qualified or until the officer's earlier resignation or removal.

      Section 3. COMPENSATION. The compensation of all officers and other employees of the Corporation shall be fixed by the Board of Directors or by a committee appointed or officers designated for that purpose or in accordance with procedures established by the Corporation's human resources or personnel function.

      Section 4.  AUTHORITY, DUTIES, FIDELITY BOND.  One person may hold

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                                      -22-
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more than one office, except that the offices of President and Secretary and of
Chairman of the Board and Secretary may not be held by the same person. When the signature or approval of two officers is required, a person holding two offices shall act only as one signer or approver. The duties and authority of the officers of the Corporation, other than as set forth in these By-laws, may be prescribed and established by the Board of Directors or by the Executive Committee. Each officer shall perform the duties imposed upon the officer by law, these By-laws, the Board of Directors or the Executive Committee. Except as otherwise set forth in these By-laws or by the Board of Directors or the Executive Committee, each officer shall have such authority and duties as usually are incident to the title and office held. Authority to act on behalf of the Corporation may be delegated to officers to the extent permitted by these By-laws, including, without limitation, Sections 2, 11 and 12 of Article V hereof, except to the extent such delegation is prohibited or limited by Delaware law. The Board of Directors may provide for such bond and fidelity insurance covering the officers of the Corporation and for the faithful and honest discharge of their duties as they may determine.

      Section 5. THE CHAIRMAN OF THE BOARD. The Chairman of the Board shall preside at all meetings of the shareholders and the Board of Directors and shall have such other duties and authority as are set forth in these By-laws or may be assigned by the Board of Directors.

      Section 6. THE VICE CHAIRMEN OF THE BOARD. The Board of Directors may appoint one or more Vice Chairmen of the Board. Each Vice Chairman of the Board shall have such duties and authority as may be assigned by the Board of Directors or by the officer to whom such Vice Chairman of the Board reports. If more than one Vice Chairman of the Board is appointed, the Board may designate one such Vice Chairman of the Board as Senior Vice Chairman of the Board.

      Section 7. THE PRESIDENT. The President shall have such duties and authority as are set forth in these By-laws or may be assigned by the Board of Directors or by the Chairman of the Board.

      Section 8. THE VICE CHAIRMEN. The Board of Directors may appoint one or more Vice Chairmen. Each Vice Chairman shall have such duties and authority as may be assigned by the Board of Directors or by the officer to whom such Vice Chairman reports.

      Section 9. THE VICE PRESIDENTS. The Board of Directors may appoint one or more Vice Presidents. The Board may create categories of Vice Presidents, including but not limited to Executive Vice Presidents, Senior Vice Presidents and Assistant Vice Presidents. The Board of Directors, the Chairman of the Board or the President may designate seniority of ranking among categories of Vice Presidents. Each Vice President shall have such duties and authority as may be assigned by the Board of Directors or by the officer to whom such Vice President reports.


      Section 10.  THE SECRETARY.  The Secretary shall have charge and

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                                      -23-
custody of the corporate seal, records and Minute Books of the Corporation, shall keep correct written minutes of all meetings of shareholders and Directors, and shall give or cause to be given notice of all meetings of the shareholders and of the Board of Directors in accordance with these By-laws and as required by law. The duties of the Secretary may be performed by any Assistant Secretary.

      Section 11. THE CHIEF EXECUTIVE OFFICER. The Chief Executive Officer shall have general executive supervision of the business and affairs of the Corporation.

      Section 12. THE CHIEF OPERATING OFFICER. The Chief Operating Officer shall have such duties and authority as may be assigned by the Chief Executive Officer, to whom the Chief Operating Officer shall report.

      Section 13. THE CHIEF FINANCIAL OFFICER. The Chief Financial Officer shall be the principal financial officer of the Corporation.



                                  ARTICLE VII
                     CAPITAL STOCK--CERTIFICATES OF STOCK


      Section 1. CERTIFICATES. The shares of the Corporation shall be represented by certificates, provided that the Board of Directors of the Corporation may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Notwithstanding the adoption of such a resolution by the Board of Directors, every holder of stock represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate signed by, or in the name of the Corporation by the Chairman of the Board of Directors, or the President or a Vice Chairman of the Board of Directors, or a Vice Chairman, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, representing the number of shares registered in certificate form. Any or all the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

      Section 2. LOST, STOLEN, MUTILATED OR DESTROYED CERTIFICATES. The Board of Directors, a committee of the Board or an officer of the Corporation may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen, mutilated or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen, mutilated or destroyed. When authorizing such issue of a new

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certificate or certificates, the Board of Directors, a committee of the Board or an officer of the Corporation may, as a matter of discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, mutilated or destroyed certificate or certificates, or such owner's legal representative, to advertise the same in such manner as shall be required and give the Corporation a bond in such sum as may be directed as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen, mutilated or destroyed.

      Section 3. TRANSFERS OF STOCK. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

      Section 4. FIXING RECORD DATE. In order that the Corporation may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

      Section 5. REGISTERED SHAREHOLDERS. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

      Section 6. DIVIDENDS. Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation.

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                                 ARTICLE VIII
                                INDEMNIFICATION


      Section 1. RIGHT TO INDEMNIFICATION. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that such person, or another person of whom such person is the legal representative, is or was a Director, officer, or employee of the Corporation or is or was serving at the request of the Corporation as a director, officer, or employee of, or in some other representative capacity for, another corporation or a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a Director, officer, or employee or in any other capacity while serving as a Director, officer, or employee, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended, against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a Director, officer, or employee and shall inure to the benefit of such person's heirs, executors and administrators; provided, however, that except as provided in
                              --------  -------
Section 2 hereof with respect to proceedings seeking to enforce rights to indemnification, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Article shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware
                                  --------  -------
General Corporation Law so requires, the payment of such expenses incurred by a Director or officer in such person's capacity as a Director or officer (and not in any other capacity in which service was or is rendered by such person while a Director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such Director or officer, to repay all amounts so advanced if it shall ultimately be determined that such Director or officer is not entitled to be indemnified under this Article or otherwise.

      Section 2. RIGHT OF CLAIMANT TO BRING SUIT. If a claim under Section 1 of this Article is not paid in full by the Corporation within ninety days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in

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advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because the claimant has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

      Section 3. NON-EXCLUSIVITY OF RIGHTS. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, By-law, agreement, vote of stockholders or disinterested Directors or otherwise.

      Section 4. INSURANCE. The Corporation may maintain insurance, at its expense, to protect itself and any Director, officer, or employee of the Corporation serving in any capacity on behalf of the Corporation or at its request for any other entity to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.



                                  ARTICLE IX
                                    NOTICES


      Section 1. FORM OF NOTICES. Whenever, under the provisions of the statutes or of the Certificate of Incorporation or of these By-laws, notice is required to be given to any Director or shareholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such Director or shareholder, at his or her address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to Directors may also be given by telegram.

      Section 2. WAIVER OF NOTICE. Whenever any notice is required to be given by law or by the Certificate of Incorporation or these By-laws, a waiver thereof in writing, signed by the person or persons entitled to said notice,

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whether before or after the time stated therein, shall be deemed equivalent thereto.



                                   ARTICLE X
                                   EMERGENCY


      Section 1. APPLICATION. This Article shall operate during any emergency resulting from any disaster or other emergency condition when a quorum of the Board of Directors or a Board committee cannot readily be convened.

      Section 2. MEETINGS OF BOARD OR COMMITTEE. A meeting of the Board of Directors or Board committee may be called by any officer or Director by giving notice to the Directors or committee members who can be reached by any means the person calling the meeting deems feasible.

      Section 3. CONDUCT OF BUSINESS. During any emergency, the quorum requirements for all meetings of the Board of Directors and any Board committee shall be one-fourth of the members.

      (a) If no Board of Directors meeting can be held because a quorum cannot be assembled, then those Directors who can assemble may, by majority vote, reduce the Board of Directors to not less than five Directors and may elect emergency Directors.

      (b) If only one Director can be found, then that Director may appoint emergency Directors.

      (c) If no Director can be found, then the Chief Executive Officer or Acting Chief Executive Officer may appoint emergency Directors.

      Section 4. SUCCESSION. During any emergency when the Chief Executive Officer becomes incapacitated, cannot be located, or otherwise is unable to perform his or her duties, succession to the powers of the Chief Executive Officer as Acting Chief Executive Officer shall occur in the following order:


      Chairman of the Board,
      President,
      Vice Chairman of the Board,
      Vice Chairman,
      any Executive Vice President.

Priority within rank shall be set by seniority in the ranking office. If seniority in office dates from the same day, then seniority based on total length of service shall be determinative.

      Notwithstanding the foregoing, the Board of Directors during an

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emergency may appoint or replace any Acting Chief Executive Officer, or may change the priority of succession, as the Board determines.

      Section 5. AUTHORITY. During any emergency the Chief Executive Officer or Acting Chief Executive Officer shall have all authority that officer deems necessary to protect the interests of the Corporation, may appoint emergency officers, and may delegate authority to them.

      Section 6. NO LIABILITY. No officer, Director or employee acting in accordance with any emergency By-laws or resolutions shall be liable except for willful misconduct.

      Section 7. EFFECT ON BY-LAWS. To the extent not inconsistent with this emergency By-law, the By-laws of the Corporation shall remain in effect during any emergency. Upon termination of the emergency, this By-law shall cease to be operative and authority to act as an officer or Director shall be determined by the other By-laws, except that Directors and officers elected or appointed pursuant to this By-law shall remain Directors or officers to the extent that vacancies have been caused by death or incapacity of regular Directors or officers until their successors are appointed or elected.

      Section 8. TERMINATION OF EMERGENCY. Any emergency condition which causes this By-law to become operative shall be deemed terminated whenever one of the following conditions is met:

      (a) The Directors and emergency Directors determine by majority vote at a meeting that the emergency condition is over; or

      (b) A majority of the Directors elected or appointed pursuant to the regular By-laws holds a meeting and determines the emergency condition is over.



                                  ARTICLE XI
                                 MISCELLANEOUS


      Section 1. FISCAL YEAR. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

      Section 2. SEAL. In the execution on behalf of the Corporation of any instrument, writing, notice or paper, it shall not be necessary to affix the corporate seal of the Corporation thereon, and any such instrument, document, writing, notice or paper when executed without said seal affixed thereon shall be of the same force and effect and as binding in the Corporation as if said corporate seal had been affixed thereon in the first instance.

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      Section 3.  AMENDMENTS.  These By-laws may be altered or repealed at any regular meeting of the shareholders or of the Board of Directors or at any special meeting of the shareholders or of the Board of Directors if notice of such alteration or repeal be contained in the notice of such special meeting.

104467.03

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